Exhibit 4.12

INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

May 20, 2020

This Omnibus Amendment to Warrants (the “Omnibus Amendment”), amending (i) the warrants to purchase shares of the Company’s Series 2 Convertible Participating Preferred Stock (the “Series 2 Warrants”) issued upon recapitalization and conversion of warrants to purchase shares of the Company’s Series D-2 Convertible Participating Preferred Stock pursuant to that certain Fourth Series D Preferred Stock and Warrant Purchase Agreement, dated as of September 25, 2013, by and among the Company and the investors listed on Schedule I thereto, as amended (the “Series D Purchase Agreement”), and (ii) the warrants to purchase shares of the Company’s Series 5 Convertible Participating Preferred Stock (the “Series 5 Warrants” and together with the Series 2 Warrants, the “Warrants”) issued pursuant to that certain Series 5 Preferred Stock, Warrant and Convertible Note Purchase Agreement, dated as of May 2, 2019, by and among the Company and the investors listed on Schedule 1 thereto, as amended (the “Series 5 Purchase Agreement”), is entered into as of May 20, 2020 by and among the Company and the Required Holders (as defined below).

RECITALS

WHEREAS, pursuant to Section 13 of the Series 2 Warrants, (i) certain of the Series 2 Warrants provide that any provision of such Series 2 Warrants may be waived or amended (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and holders of a majority of the Warrant Shares then issuable upon exercise of the then outstanding Series 2 Warrants (each as defined in the Series D Purchase Agreement) (the “Required Majority Holders”) and (ii) certain of the Series 2 Warrants provide that any provision of such Series 2 Warrants may be waived or amended (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and holders of at least 60% of the Warrant Shares then issuable upon exercise of the then outstanding Series 2 Warrants (each as defined in the Series D Purchase Agreement) (the “Required 60% Holders,” and together with the Required Majority Holders, the “Required Series 2 Warrant Holders”).

WHEREAS, pursuant to Section 13 of the Series 5 Warrants, any provision of the Series 5 Warrants may be waived or amended (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and holders of a majority of the Warrant Shares then issuable upon exercise of the then outstanding Series 5 Warrants (each as defined in the Series 5 Purchase Agreement) (together with the Required Series 2 Warrant Holders, the “Required Holders”).

WHEREAS, the execution and delivery of this Omnibus Amendment by the Company and the undersigned Required Holders will satisfy the voting requirements to amend the Series 2 Warrants and the Series 5 Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, and for due consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Required Holders hereby agree that the Warrants shall be, and hereby are, amended as set forth herein, and all parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO SERIES 2 WARRANTS

Section 1.1 A new Section 5.5 is hereby added to the Series 2 Warrants to read as follows:

“5.5 Conversion of Preferred Stock. If the Warrant Shares are of a class and series of the Company’s convertible preferred stock, in the event that all outstanding shares of the underlying class or series are converted, automatically or by action of the holders thereof, into Common Stock pursuant to the provisions of the Company’s Certificate of Incorporation, including, without limitation, in connection with the Company’s initial underwritten public offering and sale of its Common Stock pursuant to an effective registration statement under the Act (as defined below), then from and after the date on which all outstanding shares of the underlying class or series have been so converted, this Warrant shall be exercisable for such number of shares of Common Stock into which the Warrant Shares would have been converted had the Warrant Shares been outstanding on the date of such conversion, and the Exercise Price shall equal the Exercise Price in effect as of immediately prior to such conversion divided by the number of shares of common stock into which one Warrant Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.”

ARTICLE II

AMENDMENT TO SERIES 5 WARRANTS

Section 2.1 A new Section 5.5 is hereby added to the Series 5 Warrants to read as follows:

“5.5 Conversion of Preferred Stock. If the Warrant Shares are of a class and series of the Company’s convertible preferred stock, in the event that all outstanding shares of the underlying class or series are converted, automatically or by action of the holders thereof, into Common Stock pursuant to the provisions of the Company’s Certificate of Incorporation, including, without limitation, in connection with the Company’s initial underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (as defined below), then

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from and after the date on which all outstanding shares of the underlying class or series have been so converted, this Warrant shall be exercisable for such number of shares of Common Stock into which the Warrant Shares would have been converted had the Warrant Shares been outstanding on the date of such conversion, and the Exercise Price shall equal the Exercise Price in effect as of immediately prior to such conversion divided by the number of shares of Common Stock into which one Warrant Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.”

ARTICLE III

MISCELLANEOUS

Section 3.1 Effect of this Amendment. This Omnibus Amendment shall form a part of the Warrants for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Omnibus Amendment by the parties hereto, any reference to any of the Warrants shall be deemed a reference to such Warrants as amended hereby. This Omnibus Amendment shall be deemed to be in full force and effect from and after the execution of this Omnibus Amendment by the parties hereto. Except as specifically amended as set forth herein, each term and condition of the Warrants shall continue in full force and effect.

Section 3.2 Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings as set forth in the Warrants.

Section 3.3 Governing Law. The terms and conditions of this Omnibus Amendment shall be governed by and construed in accordance with California law, without giving effect to conflict of law principles.

Section 3.4 Counterparts; Electronic and Facsimile Signatures. This Omnibus Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

COMPANY:

INTUITY MEDICAL, INC.

By:	/s/ Emory V. Anderson
Name:	Emory V. Anderson
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

301 INTUITY INVESTORS, LLC

By:	/s/ Michael Bornitz
Name:	Michael Bornitz
Title:	Manager

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

AMV PARTNERS II, L.P.

By:	Accuitive Medical Ventures II, LLC
Its:	General Partner

By:	/s/ Charles Larsen
Name:	Charles Larsen
Title:	Man. Member

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

/s/ Greg Garfield
Greg Garfield

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

KCK LTD.

By:	/s/ Nael Kassar
Name:
Title:

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

/s/ Valeska Schroeder
VALESKA SCHROEDER

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

THE FAVET LIVING TRUST

By:	/s/ Michael L. Favet
Name:	Michael L. Favet
Title:	Co-Trustee

By:	/s/ Patricia L. Favet
Name:	Patricia L. Favet
Title:	Co-Trustee

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

PTV IV, LP

By:	PTV GP IV, LP
Its:	General Partner

By:	PTV GP III Management LLC
Its:	General Partner

By:	/s/ Matthew Crawford
Name:	Matthew Crawford
Title:	Manager

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

U.S. VENTURE PARTNERS IX, L.P.

By:	Presidio Management Group IX, L.L.C.
Its:	General Partner

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS

IN WITNESS WHEREOF, the parties have executed or otherwise consented to this Omnibus Amendment as of the date first written above.

VERSANT VENTURE CAPITAL II, L.P.

VERSANT AFFILIATES FUND II-A, L.P.

VERSANT SIDE FUND II, L.P.

By:	Versant Ventures II, LLC
Its:	General Partner

By:	/s/ Rebecca Robertson
Name:	Rebecca Robertson
Title:	Managing Director

VERSANT VENTURE CAPITAL IV, L.P.

VERSANT SIDE FUND IV, L.P.

By:	Versant Ventures IV, LLC
Its:	General Partner

By:	/s/ Rebecca Robertson
Name:	Rebecca Robertson
Title:	Managing Director

SIGNATURE PAGE TO INTUITY MEDICAL, INC.

OMNIBUS AMENDMENT TO WARRANTS